SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                          (Amendment No.             )

Filed by the Registrant [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]     Preliminary Proxy Statement
[ ]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]     Confidential, For Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))


                              FIRSTCOM CORPORATION
                (Name of Registrant as Specified in Its Charter)



                              FIRSTCOM CORPORATION
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)



Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                              FIRSTCOM CORPORATION

                                   ----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD OCTOBER 6, 1999

                                   ----------

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of FirstCom Corporation, a Texas corporation (the "Company"), will be held at The Biltmore Hotel, 1200 Anastasia Avenue, Coral Gables, Florida 33134 on Wednesday, October 6, 1999, at 12:00 p.m. local time. The purpose of the Annual Meeting is to consider and act upon the following proposals and to transact such other business as may properly come before the Annual Meeting or any adjournments thereof:

         1. To elect five members to the Company's Board of Directors, to serve until their respective successors have been duly elected and qualified;

         2. To consider and vote upon a proposal to approve the Company's 1999 Stock Option and Restricted Stock Purchase Plan;

         3. To ratify and approve the appointment of Ernst & Young LLP to be the independent auditors of the Company's consolidated financial statements for the fiscal year ending December 31, 1999; and

         4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on August 23, 1999 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

         Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

                                             By order of the Board of Directors,

                                             Patricio E. Northland
                                             CHAIRMAN OF THE BOARD, PRESIDENT
                                             AND CHIEF EXECUTIVE OFFICER

Coral Gables, Florida
August 24, 1999

                             YOUR VOTE IS IMPORTANT
                     PLEASE RETURN YOUR PROXY CARD PROMPTLY

SHAREHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. ANY SHAREHOLDER WHO DOES NOT EXPECT TO ATTEND THE ANNUAL MEETING IS URGED TO INDICATE VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE AND SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID UNNECESSARY EXPENSE, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY CARD PROMPTLY, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

                      INSTRUCTIONS FOR EXECUTING PROXY CARD

         THE FOLLOWING GENERAL RULES FOR EXECUTING PROXY CARDS MAY BE OF ASSISTANCE TO YOU AND HELP AVOID THE TIME AND EXPENSE INVOLVED IN VALIDATING YOUR VOTE IF YOU FAIL TO EXECUTE YOUR PROXY CARD PROPERLY.

         1. INDIVIDUAL ACCOUNTS: Your name should be signed exactly as it appears in the registration on the proxy card.

         2. JOINT ACCOUNTS: Either party may sign, but the name of the party signing should conform exactly to a name shown in the registration.

         3. ALL OTHER ACCOUNTS should show the capacity of the individual signing, which can be shown either in the form of the account registration itself or by the individual executing the proxy card. For example:

         REGISTRATION                                VALID SIGNATURE

         A.   1.  ABC Corp.                          John Smith, Treasurer
              2.  ABC Corp.                          John Smith, Treasurer
                  c/o John Smith, Treasurer

         B.   1.  ABC Corp. Profit Sharing Plan      Ann B. Collins, Trustee
              2.  ABC Trust                          Ann B. Collins, Trustee
              3.  Ann B. Collins, Trustee            Ann B. Collins, Trustee
                  u/t/d  12/28/78

         C.       Anthony B. Craft, Cust.            Anthony B. Craft
                  f/b/o Anthony B. Craft, Jr.
                  UGMA

                       1999 ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                              FIRSTCOM CORPORATION

                                   ----------

                                 PROXY STATEMENT

                                   ----------

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of FirstCom Corporation, a Texas corporation (the "Company"), of proxies from the holders of the Company's Common Stock, par value $.001 per share (the "Common Stock"), and Series A Cumulative Convertible Preferred Stock, par value $.001 per share ("Preferred Stock"), for use at the 1999 Annual Meeting of Shareholders of the Company to be held on Wednesday, October 6, 1999, or at any adjournment(s) thereof pursuant to the attached Notice of Annual Meeting of Shareholders. The approximate date that this Proxy Statement and the enclosed form of proxy are first being sent to holders of Common Stock and Preferred Stock is September __, 1999. Shareholders should review the information provided herein in conjunction with the Company's 1998 Annual Report on Form 10-KSB, as amended, which accompanies this Proxy Statement. The Company's principal executive offices are located at 220 Alhambra Circle, Suite 910, Coral Gables, Florida 33134, and its telephone number is
(305) 448-4422.

                          INFORMATION CONCERNING PROXY

         The enclosed form of proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person, at the Annual Meeting or by filing with the Company's Secretary at the Company's principal executive offices a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting. Presence at the Annual Meeting will not, of itself, revoke the proxy.

         The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone. The Company will also use the services of Corporate Investor Communications, Inc. to solicit proxies at a cost of up to $10,000. The Company's employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.

                             PURPOSES OF THE MEETING

         The purpose of the Annual Meeting is to consider and act upon the following proposals and to transact such other business as may properly come before the Annual Meeting or any adjournments thereof:

         1. To elect five members to the Company's Board of Directors, to serve until their respective successors have been duly elected and qualified;

         2. To consider and vote upon a proposal to approve the Company's 1999 Stock Option and Restricted Stock Purchase Plan;

         3. To ratify and approve the appointment of Ernst & Young LLP to be the independent auditors of the Company's consolidated financial statements for the fiscal year ending December 31, 1999; and

         4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted in favor of all the proposals described in the Notice of Annual Meeting and in the discretion of the proxy holder as to any other matter which may properly come before the Annual Meeting. In the event that a shareholder specifies a different choice by means of the enclosed proxy, his or her shares will be voted in accordance with the specification so made.

                 OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

         The Board of Directors has set the close of business on August 23, 1999 as the record date (the "Record Date") for determining shareholders of the Company entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 22,597,277 shares of Common Stock and 1,250,000 shares of Preferred Stock issued and outstanding, all of which are entitled to be voted as a single class at the Annual Meeting. Each share of Common Stock and Preferred Stock is entitled to one vote on all matters to be acted upon at the Annual Meeting, and neither the Company's Articles of Incorporation nor Bylaws provides for cumulative voting rights.

         The attendance, in person or by proxy, of the holders of a majority of the shares of Common Stock and Preferred Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. The affirmative vote of a majority of the shares of Common Stock and Preferred Stock, voting as a single class, present in person or by proxy at the Annual Meeting is required for the approval of each matter that is submitted to shareholders for approval. In addition, the affirmative vote of a majority of the total votes cast on the proposal to approve the Company's 1999 Stock Option and Restricted Stock Purchase Plan is required for the approval of such proposal. An independent inspector shall count the votes and ballots. Abstentions are considered as shares present and entitled to vote but are not counted as votes cast in the affirmative on a given matter. A broker or nominee holding shares registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, has the discretion to vote the beneficial owner's shares with respect to the election of directors and approval of the 1999 Plan. If less than a majority of the outstanding shares of Common Stock and Preferred Stock are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting from time to time without further notice.

                               SECURITY OWNERSHIP

         The following table sets forth, as of August 18, 1999, information with respect to the beneficial ownership of the Company's Common Stock by (i) each director of the Company (each of whom constitute nominees for election as directors at the Annual Meeting), (ii) (A) the Company's Chief Executive Officer, and (B) the other executive officers of the Company at the end of fiscal 1998 whose compensation exceeded $100,000 (the persons referred to in (ii) (A) and (B) are hereinafter collectively referred to as the "Named Executive Officers"), (iii) the beneficial owners of more than 5% of the outstanding Common Stock and (iv) all directors and executive officers of the Company, as a group.

                                                                               AMOUNT AND            PERCENTAGE
                                                                               NATURE OF                 OF
                                                                               BENEFICIAL           OUTSTANDING
                           NAME AND ADDRESS                                   OWNERSHIP(1)           SHARES(2)
-----------------------------------------------------------------------   ---------------------  -------------------
Patricio E. Northland(3)(4)..........................................            3,087,111                8.8%
Douglas G. Geib II(3)(5).............................................            1,246,222                3.6%
George Cargill(6)....................................................            2,120,000                6.1%
David C. Kleinman(7).................................................              210,000                *
Andrew Hulsh(8)......................................................              130,000                *
Carlos Fernandez-Calatayud(9)........................................               25,000                *
Eleazar Denoso(10)...................................................            1,414,285                4.0%
UBS Securities LLC(11)...............................................            1,374,800                3.9%
G.E. Capital Services Structured Finance Group, Inc.(12).............            1,250,000                3.6%

ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (6 persons)                      6,818,333               19.5%

----------
*        Less than 1%.
(1) Includes shares of Common Stock which may be acquired pursuant to options and warrants exercisable within 60 days of August 18, 1999.
(2) Based on 35,039,713 shares of Common Stock issued and outstanding on August 18, 1999, plus shares of Common Stock which may be acquired pursuant to options and warrants exercisable within 60 days of September 16, 1999.
(3) The address of this person is 220 Alhambra Circle, Suite 910, Coral Gables, Florida 33134.
(4) Includes 2,487,111 shares of Common Stock which may be acquired upon the exercise of outstanding stock options.
(5) Includes 996,222 shares of Common Stock which may be acquired upon the exercise of outstanding stock options.
(6) The address of this person is Eliodoro Yanez 2238, Santiago, Chile. Includes 400,000 shares of Common Stock which may be acquired upon the exercise of outstanding stock options and 20,000 shares of Common Stock which may be acquired upon the exercise of outstanding warants.
(7) The address of this person is 1101 E. 58th Street, Chicago, Illinois 60637. Represents shares of Common Stock which may be acquired upon the exercise of outstanding stock options.
(8) The address of this person is 1200 Brickell Avenue, 19th Floor, Miami, Florida 33131. Represents shares of Common Stock which may be acquired upon the exercise of outstanding stock options.
(9) The address of this person is Vitalura 2939 Piso 849, Los Condes, Santiago, Chile. Represents shares of Common Stock which may be acquired upon the exercise of outstanding stock options.
(10) The address of this person is Vitalura 2939 Piso 849 Los Condes, Santiago Chile.


(11) The address of this company is 299 Park Avenue, New York, New York 10171. Includes 1,004,900 shares of Common Stock which may be acquired upon the exercise of outstanding warrants.

(12) The address of this person is 5200 Blue Lagoon Drive, Suite 250, Miami, Florida 33126. Represents 1,250,000 shares of Preferred Stock of the Company that may be converted into shares of Common Stock.


                     PROPOSAL FOR THE ELECTION OF DIRECTORS

         At the Annual Meeting, the shares represented by the proxies obtained hereby, unless otherwise specified, will be voted for the election as directors of the five nominees hereinafter named. It is intended that the proxies solicited by the Board of Directors will be voted for the election of Messrs. Northland, Geib, Cargill, Kleinman and Hulsh, each to serve until their respective successors have been duly elected and qualified. The Board of Directors has no reason to believe that any nominee will refuse or be unable to accept election. However, if any one or more of the nominees herein named should not be available for election, the proxies will be voted for such substitute nominee(s), if any, as the Board of Directors may propose. Proxies cannot be voted at the Annual Meeting for a greater number of persons than the five nominees named in this Proxy Statement, although persons in addition to those nominees may be nominated by the shareholders at the Annual Meeting.

         The following information is set forth with respect to each person nominated for election as a director of the Company. Messrs. Northland and Geib, executive officers and directors of the Company, are also nominees for director at the Annual Meeting.

         The following table sets forth certain information regarding each director and nominee for director:

                                                              POSITION WITH
NAME                             AGE                           THE COMPANY                      DIRECTOR SINCE
----                             ---                           -----------                      --------------
Patricio E. Northland......       44       Chairman of the Board of Directors, President and    November 1996
                                           Chief Executive Officer

Douglas G. Geib II.........       43       Director, Executive Vice President and Chief         May 1997
                                           Financial Officer

David C. Kleinman..........       63       Director                                             May 1997

George A. Cargill..........       57       Director                                             July 1994

Andrew Hulsh...............       38       Director                                             December 1997

----------
         PATRICIO E. NORTHLAND has over seventeen years of experience as an international telecommunications executive and entrepreneur. Mr. Northland has been President, Chairman of the Board of Directors and Chief Executive Officer of the Company since November 1996. Born in Chile, Mr. Northland is a U.S. citizen who brings to the Company many relationships with telecommunications carriers and potential customers throughout Latin America. In 1991, Mr. Northland founded AmericaTel Corporation ("AmericaTel"), a Miami-based international telecommunications carrier focused on traffic originating and terminating in Latin America, and in 1993, Mr. Northland successfully completed a joint venture agreement between AmericaTel and Entel, Chile's major long distance carrier. Under Mr. Northland's leadership, AmericaTel grew to provide satellite-based voice, data and fax telecommunications services to corporate customers in several Latin American nations. Prior to his involvement with AmericaTel, Mr. Northland held key management positions with PanamSat and IntelSat. In 1996, Mr. Northland sold his interest in AmericaTel to Entel. Mr. Northland holds an engineering degree from the University of Chile, a master's degree in communications from George Washington University, and an M.B.A. from The University of Chicago.

         DOUGLAS G. GEIB II has been the Chief Financial Officer and a Director of the Company since May 1997, and was appointed Executive Vice President in October 1998. For almost 20 years prior thereto, Mr. Geib worked with Ernst & Young LLP and had been a Partner since 1989. While at Ernst & Young, Mr. Geib provided corporate finance and audit services, as well as coordinated and managed various consulting services to clients involved in telecommunications, healthcare, manufacturing, real estate and consumer products. Mr. Geib holds an undergraduate business degree from The Ohio State University and an M.B.A. from The University of Chicago. Mr. Geib is a Certified Public Accountant.

         DAVID C. KLEINMAN has been a Director of the Company since May 1997. Mr. Kleinman is currently Adjunct Professor of Strategic Management at the Graduate School of Business of The University of Chicago where he has taught since 1971. Mr. Kleinman serves as a member of the Board of Directors of Irex Corporation which trades its stock in the over-the-counter market. Mr. Kleinman is also a member of the Board of Directors of the Acorn Fund, the Acorn International Fund, the Acorn USA Fund, the Acorn Select Twenty Fund and the Acorn Foreign Forty Fund which are registered under the Investment Company Act of 1940 and he serves as a member of the Board of Directors of Sonic Foundry, Inc., which trades its stock on the American Stock Exchange.

         GEORGE A. CARGILL has been a Director of the Company since July 1994. Mr. Cargill has been the President and owner of Telectronic S.A., a major Chilean systems integrator and the Northern Telecom equipment distributor in Chile since 1976. Prior thereto, Mr. Cargill spent seven years with CTC as a network engineer and manager of quality control.

         ANDREW HULSH has been a Director of the Company since December 1997. Mr. Hulsh has been a partner with the law firm of Baker & McKenzie since January 1997. For more than five years prior thereto, Mr. Hulsh was an attorney with the law firm of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., most recently as a shareholder.

There are no family relationships among any of the Company's directors and officers.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

       Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own more than 10 percent of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10 percent shareholders are required by regulations promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms that such persons file with the SEC.

         The Board of Directors held six meetings during 1998. All of the Company's directors attended more than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which such person served.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors has an Audit, Nominating and Compensation Committee. The members of each committee have been appointed by the Board of Directors to serve until their respective successors are elected and qualified.

         AUDIT COMMITTEE. The Audit Committee's function is to review the scope and results of the audit of the financial statements of the Company and to review the internal accounting, financial and operating control procedures of the Company. The Audit Committee is composed of Messrs. Kleinman, Cargill and Hulsh, each of whom is independent of management and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a committee member. The Audit Committee met once in 1998.

         NOMINATING COMMITTEE. The Nominating Committee's function is to consider nominees for membership on the Board of Directors who are recommended by the Company's shareholders. Any nomination by a shareholder of a person to serve as a director of the Company is required to be made pursuant to notice in writing to the Secretary of the Company delivered to or mailed and received at the principal executive offices of the Company not less than 90 days prior to the meeting at which directors are to be elected; provided, however, that in the event that less than 90 days' notice or prior public disclosure of the date of such meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 7th day following the day on which such notice of the date of such meeting was mailed or such public disclosure was made. Such shareholder's notice to the Secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person,
(iii) the class and number of any shares of the Company or any subsidiary of the Company which are beneficially owned by such person, (iv) any lawsuits to which such person is a party, (v) the involvement of such person in or with any business which may be competitive with the Company and (vi) any other information relating to such person that is required to be disclosed in solicitations for proxies for election of directors or in a Schedule 13D pursuant to any then existing rule or regulation promulgated under the Exchange Act; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder and (ii) the class and number of shares of the Company which are beneficially owned by such shareholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee as a director. The Nominating Committee is composed of Messrs. Northland and Kleinman and met three times in 1998. The Board of Directors performed the functions that were normally performed by the Nominating Committee in 1998.

         COMPENSATION COMMITTEE. The Compensation Committee's function is to determine the cash and other incentive compensation, if any, to be paid to the Company's executive officers. The Compensation Committee is also responsible for the administration and award of stock options and warrants issued pursuant to individual stock option and warrant agreements. The Compensation Committee is composed of Messrs. Kleinman, Cargill and Hulsh, each of whom is a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act. The Compensation Committee met three times in 1998.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee is composed entirely of independent outside members of the Board of Directors. The Compensation Committee's function is to review and approve each of the elements of the executive compensation program of the Company and assess the effectiveness and competitiveness of the program. In addition, the Compensation Committee's function is to administer the stock option and restricted stock purchase program and other key provisions of the executive compensation program and review with the Board of Directors all aspects of compensation for the Company's executives.

COMPENSATION PHILOSOPHY

         The Company's executive compensation program has been designed to (i) align executive compensation with shareholder interests; (ii) attract, retain and motivate a highly competent executive team, (iii) link compensation to individual and Company performance and (iv) achieve a balance between incentives for short-term and long-term results. The Company's executive compensation package consists of the payment of a base salary, the opportunity to be paid a cash bonus and the issuance of stock options. The Company positions base salaries at competitive levels; however, an annual bonus has historically been paid to reward exceptional performance. The Company also believes in providing rewards for the creation of shareholder value through the use of stock options. The Company and the Compensation Committee believe that this philosophy will motivate the Company's executives and, thereby, reinforce the accomplishment of the Company's strategic and financial goals.

ELEMENTS OF THE EXECUTIVE COMPENSATION PROGRAM

         BASE SALARIES

         The Company's salary levels for executive officers are determined in accordance with employment agreements between the Company and such executives. The amounts paid resulted from negotiations between the Company and such executive officers, and are believed to be competitive with amounts paid by other similarly-situated public companies in the telecommunications industry to executives in similar positions. The Compensation Committee believes that the emerging nature of the Company's business, coupled with the attendant risks, required that the Company offer a very competitive compensation package in order to attract executive officers of the caliber required to enable the Company to achieve its business objectives. Salary increases are designed to reflect competitive practices in the industry, financial performance of the Company and individual performance of the executive.

         BONUSES

         Bonuses paid to the Company's executive officers are determined on the same basis as base salaries.

         LONG-TERM INCENTIVES

         The objectives of the Company's long-term incentive program are to offer opportunities for stock ownership that are competitive with those at peer companies and to encourage and create ownership and retention of the Company's stock by key employees. Grant levels of stock options consider such factors as awards to officers of companies within the Company's peer group, the executive's tenure, responsibilities and current stock and option holdings.

         CHIEF EXECUTIVE OFFICER COMPENSATION

         The Compensation Committee is responsible for recommending the bonus to be paid to the Chief Executive Officer and such compensation is determined in the same manner as the compensation of the other officers of the Company.

         SECTION 162(M)

         Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to any publicly-held corporation for compensation paid in excess of $1,000,000 in any taxable year beginning after January 1, 1994 to the chief executive officer and any of the four other most highly compensated executive officers who are employed by the Company on the last day of the taxable year. Section 162(m), however, does not disallow a federal income tax deduction for qualified "performance-based compensation," the material terms of which are disclosed to and approved by the stockholders. The application of
Section 162(m) is not expected to have a material impact on the federal income tax liability of the Company.

                       COMPARATIVE STOCK PERFORMANCE CHART

         The following stock performance chart compares the cumulative total shareholder return on the Company's Common Stock since December 31, 1994 with the S&P 500, Latin American Telecom Composite Index, Nasdaq Telecom Composite Index and Nasdaq Composite Index.

                            STOCK PERFORMANCE GRAPH

                                          31-Dec-94    31-Dec-95    31-Dec-96    31-Dec-97    31-Dec-98
FirstCom                                     100          38.9         54.2         43.1         52.8
Latin American Telecom Composite             100         103.8         83.1         53.1         22.4
S&P 500                                      100         131.5        158.1        207.1        262.4
NASDAQ Composite                             100         139.9        171.7        208.9        291.6
NASDAQ Telecom Composite                     100         134.1        139.0        197.3        322.4


         The following table shows, for 1996, 1997 and 1998, the compensation earned by the Named Executive Officers.

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM COMPENSATION
                                                                                 ---------------------------------------
                                                 ANNUAL COMPENSATION                       AWARDS               PAYOUTS
                                      -----------------------------------------  ---------------------------   ---------
                                                                     OTHER                                                 ALL OTHER
                                                                     ANNUAL       RESTRICTED    SECURITIES                  COMPEN-
     NAME AND PRINCIPAL                                             COMPEN-         STOCK       UNDERLYING       LTIP        SATION
         POSITION(S)            YEAR    SALARY ($)   BONUS($)     SATION($)(1)     AWARDS($)     OPTIONS(#)    PAYOUTS($)    ($)(1)
------------------------------  ----  ------------   ---------   --------------  ------------  -------------   ----------   -------
Patricio E. Northland           1998      375,000     758,580                                       333,333
  Chairman of the Board         1997      300,000     630,000         --             --           1,614,000(2)    --          --
  President and CEO(2)          1996       50,000          --         --             --           1,000,000       --          --

Douglas G. Geib, II(3)          1998      266,666     275,000         --             --             166,667       --          --
  Executive Vice President and  1997      166,667     170,000         --             --           1,036,000       --          --
  Chief Financial Officer       1996           --          --         --             --                  --       --          --

Carlos Fernandez Calatayud      1998      170,000      85,000         --             --             100,000       --          --
  CEO / FirstCom Chile (4)

----------

(1) Perquisites to each officer did not exceed the lesser of $50,000 or 10% of the total salary and bonus for such officer.
(2)      Effective as of November 23, 1996.
(3) Mr. Geib commenced employment with the Company on May 1, 1997. See "Employment and Consultants Agreements."
(4) Mr. Fernandez Calatayud commenced employment with the Company on March 28, 1998 as CEO of the Company's Chilean operations.

         The following table sets forth information regarding the grant of stock options during 1998 to the Named Executive Officers. The Company has no outstanding stock appreciation rights. None of the Named Executive Officers exercised stock options during 1998.

                           STOCK OPTION GRANTS IN 1998

                                                                                                         POTENTIAL REALIZED
                                                          INDIVIDUAL GRANTS                               VALUE AT ASSUMED
                                  ------------------------------------------------------------------       ANNUAL RATES OF
                                  NUMBER OF           % OF                                                   STOCK PRICE
                                  SECURITIES      TOTAL OPTIONS                                           APPRECIATION FOR
                                  UNDERLYING       GRANTED TO       EXERCISE PRICE                         OPTION TERM ($)
                                    OPTIONS       EMPLOYEES IN            PER          EXPIRATION     --------------------------
             NAME                 GRANTED(#)       FISCAL YEAR        SHARE($/SH)         DATE          5% ($)        10% ($)
-------------------------------   ------------  ------------------  ----------------  --------------  -----------    -----------
Patricio E. Northland               333,333             21%               1.42        December 2008     $298,000       $754,000

Douglas G. Geib II                  166,667             11%               1.42        December 2008     $149,000       $377,000

Carlos Fernandez Calatayud          100,000              6%               2.14         April 2003       $135,000       $341,000


         The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during 1998 and unexercised options held as of the end of 1998.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                           NUMBER OF
                                                                           SECURITIES               VALUE OF
                                                                           UNDERLYING             UNEXERCISED
                                                                          UNEXERCISED             IN-THE-MONEY
                                                                           OPTIONS AT              OPTIONS AT
                                                                           FY-END (#)              FY-END ($)
                                     SHARES                           ---------------------  -----------------------
                                   ACQUIRED ON         VALUE              EXERCISABLE/            EXERCISABLE/
             NAME                  EXERCISE(#)      REALIZED($)          UNEXERCISABLE           UNEXERCISABLE
-------------------------------   --------------  -----------------   ---------------------  -----------------------
Patricio E. Northland                    --               --           2,187,111/760,222       $206,667/$263,333
Douglas G. Geib II                       --               --            746,222/456,445         $95,000/$127,500
Carlos Fernandez Calatayud               --               --               0/100,000               $0/$24,000

DIRECTOR COMPENSATION

         Each non-employee director of the Company, or any of its subsidiaries, is entitled to be paid such compensation for his services and reimbursed for such expenses as fixed by the Board of Directors. Currently, non-employee directors of the Company are entitled to receive annual compensation consisting of a quarterly fee of $5,000, stock options to acquire 50,000 shares of Common Stock for serving on the Board of Directors and stock options to acquire 15,000 shares of Common Stock for serving on each committee of the Board of Directors (up to a maximum of 30,000 options for service on all committees of the Board of Directors) at a price calculated on the average closing price of the Common Stock for the five trading days immediately preceding the date of such grant.

EMPLOYMENT AGREEMENTS

         In September 1997, the Company entered into an employment and severance agreement (the "Northland Agreement") with Patricio E. Northland, President, Chief Executive Officer and Chairman of the Board, which replaced his former employment agreement with the Company. The Northland Agreement has a term of three years unless terminated earlier for cause, death or disability, and provides for an initial annual salary of $350,000, subject to an increase of $50,000 in each of the second and third year of the agreement. The Northland Agreement also provides for an annual bonus for Mr. Northland in an amount not to exceed his prevailing annual base salary based upon the Company's incremental revenues. In addition, Mr. Northland was granted non-qualified stock options to purchase 300,000 shares of Common Stock in the following manner: 100,000 shares which vest on the date of employment at an exercise price of $4.00 per share; 100,000 shares which vest one year thereafter at an exercise price of $6.00 per share; and 100,000 shares which vest two years after the date of employment at an exercise price of $8.00 per share. In consideration of Mr. Northland's agreement to terminate his former employment agreement with the Company, which would have provided for a substantial bonus to Mr. Northland in October 1997 in connection with the Company's $150 million offering of notes and warrants to purchase shares of Common Stock, the Company agreed to pay Mr. Northland a performance bonus of $250,000 and vest all of his existing options to acquire 1,000,000 shares of Common Stock granted under his prior employment agreement.

         In April 1997, the Company entered into an employment and severance agreement (the "Geib Agreement") with Douglas G. Geib II, Chief Financial Officer of the Company. The Geib Agreement has a term of three years unless terminated earlier for cause, death or disability, and provides for an initial annual salary of $250,000, subject to annual increases of no less than the increase in the consumer price index. The Geib Agreement also provides for an annual performance bonus for Mr. Geib in an amount not to exceed $250,000. Mr. Geib was also granted non-qualified stock options to purchase 500,000 shares of Common Stock at an exercise price of $2.42 per share. One-third of such options became exercisable on date of employment, and the remainder vest in equal annual installments over the first two years of Mr. Geib's three-year employment period.

                     PROPOSAL TO APPROVE THE COMPANY'S 1999
                 STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN

GENERAL

         The Board of Directors has unanimously adopted the Company's 1999 Stock Option and Restricted Stock Purchase Plan (the "Plan"). The Plan authorizes 3,000,000 shares of Common Stock for issuance upon the exercise of stock options or rights to purchase shares of Common Stock on a "restricted stock" basis. In order to become effective, the Plan must be approved by a majority of the Company's outstanding shares of Common Stock represented in person or by proxy at the meeting and entitled to vote on the proposal. The text of the Plan is attached hereto as EXHIBIT A. The material features of the Plan are discussed below, but the description is subject to, and is qualified in its entirety by, the full text of the Plan.

DESCRIPTION OF THE PLAN

         The purpose of the Plan is to promote the interests of the Company and its subsidiaries and the interests of the Company's stockholders by providing an opportunity to selected employees, officers and directors of the Company and its subsidiaries to purchase shares of Common Stock of the Company. By encouraging such stock ownership, the Company seeks to attract, retain and motivate qualified personnel and to encourage such persons to devote their best efforts to the business and financial success of the Company. In furtherance of this purpose, the Plan authorizes (i) the granting of incentive and non-qualified stock options to purchase shares of Common Stock to employees, officers and directors of the Company, and (ii) the granting of rights to purchase shares of Common Stock on a "restricted stock" basis (the "Awards") to employees, officers and directors of the Company. Incentive stock options may only be granted to full-time employees of the Company or its subsidiaries. Non-qualified stock options and Awards may be granted to directors of the Company and any person employed by the Company or its subsidiaries.

         The Plan provides that it shall be administered by a committee (the "Committee") consisting of two or more persons designated by the Board. The Committee shall have the sole authority and discretion under the Plan (i) to select the employees, officers and directors who are eligible to receive option or Award grants; (ii) to designate whether any option to be granted under the Plan is to be an incentive stock option or a non-qualified stock option; (iii) to establish the number of shares of Common Stock that may be subject to each option or Award; (iv) to determine the time and the conditions subject to which options may be exercised in whole or in part; (v) to determine the amount (not less than the par value per share) and the form of the consideration that may be used to purchase shares of Common Stock upon exercise of any option or Award (including, without limitation, the circumstances under which issued and outstanding shares of Common Stock owned by a holder may be used to exercise an option or Award); (vi) to impose restrictions and/or conditions with respect to shares of Common Stock acquired upon exercise of an option or Award; (vii) to determine the circumstances under which shares of Common Stock acquired upon exercise of any option or Award may be subject to repurchase by the Company;
(viii) to determine the circumstances and conditions subject to which shares acquired upon exercise of an option or Award may be sold or otherwise transferred, including, without limitation, the circumstances and conditions subject to which a proposed sale of shares of Common Stock acquired upon exercise of an option or Award may be subject to the Company's right of first refusal (as well as the terms and conditions of any such right of first refusal); (ix) to establish a vesting provision for any option or Award relating to the time when (or the circumstances under which) the option or Award may be exercised, including, without limitation, vesting provisions that may be contingent upon (A) the Company or its subsidiaries meeting specified financial goals, (B) a change of control of the Company or (C) the occurrence of other specified events; (x) to accelerate the time when outstanding options may be exercised and to accelerate the time at which any or all restrictions imposed with respect to any shares of Common Stock subject to an Award will lapse; and (xi) to establish any other terms, restrictions and/or conditions applicable to any option or Award not inconsistent with the provisions of the Plan. In addition, the Committee has full power and authority to construe and interpret the Plan, and the acts of the Committee are final, conclusive and binding upon all interested parties, including the Company, its stockholders, its officers and employees, recipients of grants under the Plan and all persons or entities claiming by or through such persons. The Board of Directors has designated the Company's Compensation Committee to administer the Plan.

         Assuming approval of the Plan, an aggregate of 3,000,000 shares of Common Stock (subject to adjustment as discussed below) will be reserved for sale upon exercise of options or Awards granted under the Plan. The Company's stockholders will not have any preemptive rights to purchase or subscribe for the shares reserved for issuance under the Plan. If any option or Award granted under the Plan should expire or terminate for any reason other than having been exercised in full, the unpurchased shares subject to that option or Award will again be available for purposes of the Plan.

TERMS AND CONDITIONS

         All options and Awards granted under the Plan shall be evidenced by a written agreement between the Company and the grantee. Such agreements shall contain such terms and conditions, consistent with the Plan, relating to the grant, the time or times of exercise and other terms of the options and Awards as the Committee prescribes. Certain options and Awards to be granted to officers and employees of the Company under the Plan will be uniquely structured to provide incentives to achieve the Company's financial goals and enhance stockholders' value. In general, such options vest ratably over a four-year period commencing one year from the date of grant.

         Under the Plan, the price per share for incentive stock options may not be less than 100% of the fair market value of the underlying shares on the date of grant (110% of the fair market value for stockholders who, at the time the option is granted, own more than 10% of the total combined classes of Common Stock of the Company or any of its subsidiaries). The price per share for non-qualified stock options and Awards shall be fixed by the Committee and may be equal to, more than or less than 100% of the fair market value of the underlying shares of Common Stock on the date of grant. For purposes of the Plan and subject to the Committee's sole discretion, the term "fair market value" means (i) the average of the closing prices of sales of shares of Common Stock on all national securities exchanges on which the Common Stock may at the time be listed or, (ii) if there shall have been no sales on any such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, (iii) if on any day the Common Stock shall not be so listed, the average of the representative bid and asked prices quoted in the NASDAQ system as of 3:30 p.m., New York time, on such day, or, (iv) if on any day the Common Stock shall not be quoted in the NASDAQ system, the average of the high and low bid and asked prices on such day in the over-the-counter market as reported by National Quotation Bureau Incorporated, or any similar successor organization, in each case for the five business days immediately preceding the date of grant. If at any time the Common Stock is not listed on any national securities exchange or quoted in the NASDAQ system or the over-the-counter market, the fair market value of the shares of Common Stock subject to an option on the date the incentive stock option is granted shall be the fair market value thereof determined in good faith by the Board.

         The exercise price of an option or Award may be paid in cash, by certified or official bank check, or by money order.

         No option or Award granted under the Plan is assignable or transferable, other than by will or by the laws of descent and distribution, unless the Committee's prior written consent is obtained and the proposed transaction does not violate the requirements of Rule 16b-3 promulgated under the Exchange Act or preclude the use of a Form S-8 Registration Statement for the registration of the underlying securities. During the lifetime of a holder, an option or Award is exercisable only by such holder or his or her permitted assigns. The expiration date of an option or Award will be determined by the Committee at the time of the grant, but in no event will an incentive stock option be exercisable after the expiration of 10 years from the date of grant (five years for 10% or greater stockholders). An Award or non-qualified stock option may be exercisable more than 10 years from the date of grant. An option or Award may be exercised at any time or from time to time or only after a period of time or in installments, as the Committee determines. The Committee may in its sole discretion accelerate the date on which any option or Award may be exercised.

         The unexercised portion of any incentive stock option or non-qualified stock option granted under the Plan shall automatically be terminated (a) three months after the date on which the holder's employment is terminated for any reason other than (i) Cause (as defined in the Plan), (ii) mental or physical disability or (iii) death; (b) one month after the date on which the holder's employment is terminated for Cause; (c) one year after the date on which the holder's employment is terminated by reason of mental or physical disabilities; or (d) one year after the date on which the holder's employment is terminated by reason of the death of such person; or (e) one year after the date on which the holder shall die if such death shall occur during the one year period following the termination of the optionee's employment by reason of mental or physical disability. The unexercised portion of a non-qualified stock option or Award shall be terminated in accordance with the terms of a written agreement between the holder and the Company, as specified by the Committee.

         To prevent dilution of the rights of a holder of an option or Award, the Plan provides for adjustment of the number of shares for which options may be granted, the number of shares subject to outstanding options or Awards and the exercise price of outstanding options or Awards in the event of any increase or decrease in the number of issued and outstanding shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of shares. Provisions governing the effect upon options or Awards of a merger, consolidation or other reorganization of the Company are also included in the Plan.

AMENDMENTS; TERMINATION

         The Board of Directors may terminate the Plan at any time. In addition, no option or Award may be granted under the Plan after October 6, 2009. The Board of Directors and the Committee each may from time to time amend the Plan or any option or Award granted thereunder; provided, however, that, except to the extent provided in the Plan with respect to certain corporate actions, no such amendment may, without approval by the stockholders of the Company, (i) increase the number of shares of Common Stock which may be issued under the Plan pursuant to the exercise of incentive or non-qualified stock options or Awards,
(ii) decrease the minimum exercise price specified by the Plan for incentive stock options, or (iii) modify the requirements as to eligibility for participation in the Plan. The termination or amendment of the Plan will not alter or impair any rights or obligations under any stock or Award previously granted under the Plan.

FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

          NON-QUALIFIED STOCK OPTIONS. The grant of a non-qualified stock option under the Plan will not result in taxable income to the optionee or a deduction in computing the Company's taxable income. Upon exercise of a non-qualified stock option granted under the Plan, an optionee (other than an officer, director or 10% owner of the Company) will generally recognize ordinary income equal to the excess, if any, of the fair market value of the shares of Common Stock being acquired on the date of exercise of the option over the exercise price. That income will be subject to reporting requirements for purposes of Federal income tax. The optionee's tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the holding period for those shares will begin on that date.

         An officer or director of the Company or any other person to whom the short-swing profit recovery provisions of Section 16(b) of the Exchange Act apply in connection with an option under the Plan (a "Reporting Person") generally will not recognize ordinary income until the earlier of the expiration of the six month period after the exercise of an option and the first day on which a sale at a profit of shares acquired on exercise of the option would not subject the Reporting Person to a lawsuit under Section 16(b) of the Exchange Act. The amount of ordinary income will equal the excess, if any, of the fair market value of the shares on the date the income is recognized over the exercise price of the option. A Reporting Person, however, is entitled under Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code") to elect to recognize ordinary income on the date of exercise of the option, in which case the amount of income will be equal to the excess, if any, of the fair market value of the shares on that date over the exercise price of the option. A Section 83(b) election must be made within 30 days after exercising an option.

         The Company will generally be entitled to a deduction for Federal income tax purposes at such time and in the amount that the optionee recognizes as ordinary income, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount.

         If capital stock acquired upon the exercise of a non-qualified stock option is later sold or exchanged, then the difference between the sale price and the fair market value of such capital stock on the date which governs the determination of ordinary income is generally taxable (provided the stock is a capital asset in the holder's hands) as a long-term or short-term capital gain or loss depending upon whether the holding period for such capital stock at the time of disposition is more or less than 12 months, respectively.

         RESTRICTED STOCK PURCHASE AWARDS. A recipient of a restricted stock purchase award generally will not recognize taxable income upon the purchase of shares of restricted stock, unless he or she makes a timely election under
Section 83(b) of the Code. The recipient, however, would recognize taxable ordinary income (and the holding period for such shares would commence) at the time that such shares become vested, in an amount equal to the excess of the fair market value of the shares at that time over the purchase price paid for such shares. If, on the other hand, the holder makes a timely election under
Section 83(b), he or she would recognize taxable ordinary income (and the holding period for such shares would commence) at the time of purchase, in an amount equal to the excess of the fair market value of the shares at that time (determined without regard to any transfer restrictions imposed on the shares, vesting provisions or any restrictions imposed by federal or state securities laws) over the purchase price paid for such shares. In either case, the Company will generally be entitled to a deduction in an amount equal to the ordinary income recognized by the holder at such time that the holder recognized such income, provided that the Company satisfies certain federal income tax information reporting requirements. Any gain or loss that is subsequently recognized by the holder upon a sale or exchange of the shares will be capital gain or loss, long-term or short-term, depending on whether the shares were held for more or less than 12 months, respectively, prior to such sale or exchange.

         INCENTIVE STOCK OPTIONS. Incentive stock granted under the Plan are intended to be "incentive stock options" as defined in Section 422 of the Code. If an optionee who is granted an incentive stock option remains an employee of the Company or a subsidiary of the Company at all times during the period beginning on the date of the granting of the incentive stock option and ending on the date which is three months before the date of exercise of the incentive stock option (or one year before the date of such exercise, in the case of an optionee who has become disabled (as defined in Section 22(e)(3) of the Code)), the tax treatment of the incentive stock option will be as described below. If the optionee does not meet the foregoing employment requirements, the stock option will cease to be qualified as an incentive stock option for federal income tax purposes and will be subject to taxation as a non-qualified stock option (as described above). Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an incentive stock option. In addition, if the optionee holds a share received on exercise of an incentive stock option for at least two years from the date the option was granted and at least one year from the date the option was exercised (the "Required Holding Period"), the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder's tax basis in that share will be long-term or mid-term capital gain or loss of the capital stock is a capital asset in the hands of the optionee.

         If, however, an optionee disposes of a share acquired on exercise of an incentive stock option before the end of the Required Holding Period (a "Disqualifying Disposition"), the optionee generally will recognize any gain as (i) ordinary income in the year of the Disqualifying Disposition equal to the difference between the exercise price and the lesser of the amount realized on the sale or other disposition, or the fair market value of the share on the date the incentive stock option was exercised and (ii) if the capital stock is a capital asset in the hands of the optionee, as short-term, mid-term or long-term capital gain to the extent of any excess of the amount realized on such Disqualifying Disposition over the fair market value of the capital stock on the date that governs the determination of the optionee's ordinary income. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income the optionee recognizes will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be a long-term capital gain, depending on whether the holding period for the share exceeds 12 months; otherwise it will be a short-term gain. If a Disqualifying Disposition is made in a transaction in which a loss would not be recognized under the Code (E.G., a gift, sale to certain related parties, sale followed by a purchase of stock or grant of a new option under the "wash sale" rules), the taxable gain recognized as a result of such Disqualifying Disposition will not be limited to the amount of gain realized in the Disqualifying Disposition. In the case of a Disqualifying Disposition, the Company may claim a federal tax deduction at the time and in the amount taxable to the optionee as ordinary income.

         Net capital gains are currently taxed at a maximum Federal income tax rate of 20% for a long-term (held more than 12 months) gain and 28% for a short-term (held less than 12 months) gain, compared to a maximum rate of 39.6% for ordinary income. However, limitations on itemized deductions and the phase-out of personal exemptions may result in effective marginal tax rates higher than 20% or 28% for net capital gains and 39.6% for ordinary income.

         For purposes of the alternative minimum tax provisions in Section 55 of the Code, the amount by which the fair market value of a share of Common Stock acquired on exercise of an incentive stock option exceeds the exercise price of that option generally will be an item of adjustment included in the optionee's alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no item of adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee's alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an incentive stock option is increased by the amount of the item of adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised. The maximum tax is imposed at a rate of 26% of minimum taxable income (taxable income increased by items of tax preference and adjusted for certain other items) up to $175,0000 ($87,500 for married taxpayers filing separately), and 28% of any additional such income over a specified exemption amount ($45,000 for married taxpayers filing jointly, $33,750 for single taxpayers, and $22,500 for married taxpayers filing separately but phased out at specified levels of income), but is payable only if the minimum tax exceeds the taxpayer's regular tax liability for the year.

         The Company is not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, the Company is generally entitled to a deduction at such time and in an amount equal to the ordinary income includible in income by any particular optionee, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount.

         IMPORTANCE OF TAX ADVISOR. The information set forth above is a summary only of certain Federal income tax consequences and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and, therefore, is subject to change when those rules change. Moreover, because the tax consequences to any optionee under the Plan may depend on his or her particular situation, each optionee should consult his or her tax advisor as to the federal, state, local and other tax consequences before exercising any option or Award or disposing of Common Stock acquired on exercise of an option or Award. Moreover, the Company does not represent that the foregoing tax consequences apply to any particular option or Award holder's specific circumstances or will continue to apply in the future and makes no undertaking to maintain the tax status (E.G., as an incentive stock option) of any option.

         The affirmative vote of a majority of the votes of common stock present in person or by proxy at the annual meeting and entitled to vote, voting together, will be required for approval of the plan.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE
PLAN.

             RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors of the Company has appointed the firm of Ernst & Young LLP, independent auditors, to examine the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 1999, subject to ratification by the Company's stockholders.

         Ernst & Young LLP has served as the Company's independent auditors since October 1998.

         A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and to be provided with an opportunity to make a statement if such person desires to do so and to be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

                                 OTHER BUSINESS

         As of the date of this Proxy Statement, the Board of Directors knows of no other business to be presented at the Company's 1999 Annual Meeting of Shareholders. If any other business should properly come before the Company's 1999 Annual Meeting of Shareholders, the persons named in the accompanying proxy will vote thereon as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

                  INFORMATION CONCERNING SHAREHOLDER PROPOSALS

         Pursuant to Rule 14a-8 promulgated by the SEC, proposals of shareholders intended to be presented at the Company's 1999 Annual Meeting of Shareholders must be received in writing by the Company's Secretary at the Company's principal executive offices not later than May 29, 1999 in order to be included in the Company's Proxy Statement and form of Proxy relating to that Annual Meeting.

                                             By Order of the Board of Directors

                                             Patricio E. Northland
                                             CHAIRMAN OF THE BOARD, PRESIDENT
                                             AND CHIEF EXECUTIVE OFFICER

Coral Gables, Florida
September 25, 1999

                                                                       EXHIBIT A

                              FIRSTCOM CORPORATION
              1999 STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN

                  Section 1. PURPOSE. The purpose of the FirstCom Corporation and its Subsidiaries Stock Option and Restricted Stock Purchase Plan (the "Plan") is to promote the interests of FirstCom Corporation, a Texas corporation (the "Company"), and any Subsidiary thereof and the interests of the Company's stockholders by providing an opportunity to selected employees, officers and directors of the Company or any Subsidiary thereof as of the date of the adoption of the Plan or at any time thereafter to purchase Common Stock of the Company. By encouraging such stock ownership, the Company seeks to attract, retain and motivate such employees and other persons and to encourage such employees and other persons to devote their best efforts to the business and financial success of the Company. It is intended that this purpose will be effected by the granting of "non-qualified stock options" and/or "incentive stock options" to acquire the Common Stock of the Company and/or by the granting of rights to purchase the Common Stock of the Company on a "restricted stock" basis. Under the Plan, the Committee shall have the authority (in its sole discretion) to grant "incentive stock options" within the meaning of Section 422(b) of the Code, "non-qualified stock options" as described in Treasury Regulation Section 1.83-7 or any successor regulation thereto, or "restricted stock" awards.

                  Section 2. DEFINITIONS. For purposes of the Plan, the following terms used herein shall have the following meanings, unless a different meaning is clearly required by the context:

                  2.1. "AWARD" shall mean an award of the right to purchase Common Stock granted under the provisions of Section 7 of the Plan.

                  2.2. "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company.

                  2.3. "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                  2.4. "COMMITTEE" shall mean the committee of the Board of Directors referred to in Section 5 hereof; provided, that if no such committee is appointed by the Board of Directors, the Board of Directors shall have all of the authority and obligations of the Committee under the Plan.

                  2.5. "COMMON STOCK" shall mean the Common Stock, $.001 par value, of the Company.

                  2.6. "EMPLOYEE" shall mean (i) with respect to an ISO, any person, including, without limitation, an officer or director of the Company, who, at the time an ISO is granted to such person hereunder, is employed on a full-time basis by the Company or any Subsidiary of the Company, and (ii) with respect to a Non-Qualified Option and/or an Award, any person employed by, or performing services for, the Company or any Subsidiary of the Company, including, without limitation, directors and officers.

                  2.7. "ISO" shall mean an Option granted to a Participant pursuant to the Plan that constitutes and shall be treated as an "incentive stock option" as defined in Section 422(b) of the Code.

                  2.8. "NON-QUALIFIED OPTION" shall mean an Option granted to a Participant pursuant to the Plan that is intended to be, and qualifies as, a "non-qualified stock option" as described in Treasury Regulation Section 1.83-7 or any successor regulation thereto and that shall not constitute or be treated as an ISO.

                  2.9. "OPTION" shall mean any ISO or Non-Qualified Option granted to an Employee pursuant to the Plan.

                  2.10. "PARTICIPANT" shall mean any Employee to whom an Award and/or an Option is granted under the Plan.

                  2.11. "PARENT" of the Company shall have the meaning set forth in Section 424(e) of the Code.

                  2.12. "SUBSIDIARY" of the Company shall have the meaning set forth in Section 424(f) of the Code.

                  Section 3. ELIGIBILITY. Awards and/or Options may be granted to any Employee. The Committee shall have the sole authority to select the persons to whom Awards and/or Options are to be granted hereunder, and to determine whether a person is to be granted a Non-Qualified Option, an ISO or an Award or any combination thereof. No person shall have any right to participate in the Plan unless selected for participation by the Committee. Any person selected by the Committee for participation during any one period will not by virtue of such participation have the right to be selected as a Participant for any other period.

                  Section 4.  COMMON STOCK SUBJECT TO THE PLAN.

                  4.1. NUMBER OF SHARES. The total number of shares of Common Stock for which Options and/or Awards may be granted under the Plan shall not exceed in the aggregate three million (3,000,000) shares of Common Stock (subject to adjustment as provided in Section 8 hereof).

                  4.2. REISSUANCE. The shares of Common Stock that may be subject to Options and/or Awards granted under the Plan may be either authorized and unissued shares or shares reacquired at any time and now or hereafter held as treasury stock as the Committee may determine. In the event that any outstanding Option expires or is terminated for any reason, the shares allocable to the unexercised portion of such Option may again be subject to an Option and/or Award granted under the Plan. If any shares of Common Stock issued or sold pursuant to an Award or the exercise of an Option shall have been repurchased by the Company, then such shares may again be subject to an Option and/or Award granted under the Plan.

                  4.3. SPECIAL ISO LIMITATIONS.

                  (a) The aggregate fair market value (determined as of the date an ISO is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all incentive stock option plans of the Company or any Subsidiary of the Company) shall not exceed $100,000.

                  (b) No ISO shall be granted to an Employee who, at the time the ISO is granted, owns (actually or constructively under the provisions of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary of the Company, unless (i) the option price is at least 110% of the fair market value (determined as of the time the ISO is granted) of the shares of Common Stock subject to the ISO and (ii) the ISO by its terms is not exercisable more than five years from the date it is granted.

                  4.4. LIMITATIONS NOT APPLICABLE TO NON-QUALIFIED OPTIONS OR AWARDS. Notwithstanding any other provision of the Plan, the provisions of Sections 4.3(a) and (b) shall not apply, nor shall be construed to apply, to any Non-Qualified Option or Award granted under the Plan.

                  Section 5. ADMINISTRATION OF THE PLAN.

                  5.1. ADMINISTRATION. The Plan shall be administered by a committee of the Board of Directors (the "Committee") established by the Board of Directors and consisting of no less than three persons. All members of the Committee shall be "disinterested persons" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors.

                  5.2. GRANT OF OPTIONS/AWARDS.

                  (a) OPTIONS. The Committee shall have the sole authority and discretion under the Plan (i) to select the Employees who are to be granted Options hereunder; (ii) to designate whether any Option to be granted hereunder is to be an ISO or a Non-Qualified Option; (iii) to establish the number of shares of Common Stock that may be subject to each Option; (iv) to determine the time and the conditions subject to which Options may be exercised in whole or in part; (v) to determine the amount (not less than the par value per share) and the form of the consideration that may be used to purchase shares of Common Stock upon exercise of any Option (including, without limitation, the circumstances under which issued and outstanding shares of Common Stock owned by a Participant may be used by the Participant to exercise an Option); (vi) to impose restrictions and/or conditions with respect to shares of Common Stock acquired upon exercise of an Option; (vii) to determine the circumstances under which shares of Common Stock acquired upon exercise of any Option may be subject to repurchase by the Company; (viii) to determine the circumstances and conditions subject to which shares acquired upon exercise of an Option may be sold or otherwise transferred, including, without limitation, the circumstances and conditions subject to which a proposed sale of shares of Common Stock acquired upon exercise of an Option may be subject to the Company's right of first refusal (as well as the terms and conditions of any such right of first refusal); (ix) to establish a vesting provision for any Option relating to the time when (or the circumstances under which) the Option may be exercised by a Participant, including, without limitation, vesting provisions that may be contingent upon (A) the Company's meeting specified financial goals, (B) a change of control of the Company or (C) the occurrence of other specified events; (x) to accelerate the time when outstanding Options may be exercised, PROVIDED, HOWEVER, that any ISOs shall be deemed "accelerated" within the meaning of Section 424(h) of the Code; and (xi) to establish any other terms, restrictions and/or conditions applicable to any Option not inconsistent with the provisions of the Plan. Notwithstanding anything in the Plan to the contrary, in no event shall any Option granted to any director or officer of the Company who is subject to Section 16 of the Exchange Act become exercisable, in whole or in part, prior to the date that is six months after the date such Option is granted to such director or officer.

                  (b) AWARDS. The Committee shall have the sole authority and discretion under the Plan (i) to select the Employees who are to be granted Awards hereunder; (ii) to determine the amount to be paid by a Participant to acquire shares of Common Stock pursuant to an Award, which amount may be equal to, more than, or less than 100% of the fair market value of such shares on the date the Award is granted (but in no event less than the par value of such shares); (iii) to determine the time or times and the conditions subject to which Awards may be made; (iv) to determine the time or times and the conditions subject to which the shares of Common Stock subject to an Award are to become vested and no longer subject to repurchase by the Company; (v) to establish transfer restrictions and the terms and conditions on which any such transfer restrictions with respect to shares of Common Stock acquired pursuant to an Award shall lapse; (vi) to establish vesting provisions with respect to any shares of Common Stock subject to an Award, including, without limitation, vesting provisions which may be contingent upon (A) the achievement of specified financial goals by the Company or any Subsidiary or operating unit, (B) a change of control of the Company or (C) the occurrence of other specified events; (vii) to determine the circumstances under which shares of Common Stock acquired pursuant to an Award may be subject to repurchase by the Company, which may be in addition to, or in lieu of, the circumstances set forth herein; (viii) to determine the circumstances and conditions subject to which any shares of Common Stock acquired pursuant to an Award may be sold or otherwise transferred, including, without limitation, the circumstances and conditions subject to which a proposed sale of shares of Common Stock acquired pursuant to an Award may be subject to the Company's right of first refusal (as well as the terms and conditions of any such right of first refusal); (ix) to determine the form of consideration that may be used to purchase shares of Common Stock pursuant to an Award (including, without limitation, the circumstances under which issued and outstanding shares of Common Stock owned by a Participant may be used by the Participant to purchase the Common Stock subject to an Award); (x) to accelerate the time at which any or all restrictions imposed with respect to any shares of Common Stock subject to an Award will lapse; and (xi) to establish any other terms, restrictions and/or conditions applicable to any Award not inconsistent with the provisions of the Plan.

                  5.3. INTERPRETATION. The Committee shall be authorized to interpret the Plan and may, from time to time, adopt such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the purposes of the Plan.

                  5.4. FINALITY. The interpretation and construction by the Committee of any provision of the Plan, any Option and/or Award granted hereunder or any agreement evidencing any such Option and/or Award shall be final and conclusive upon all parties.

                  5.5. EXPENSES, ETC. All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Committee shall be liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or any Option and/or Award granted hereunder.

                  Section 6. TERMS AND CONDITIONS OF OPTIONS.

                  6.1. ISOS. The terms and conditions of each ISO granted under the Plan shall be specified by the Committee and shall be set forth in an ISO agreement between the Company and the Participant in such form as the Committee shall approve. The terms and conditions of each ISO shall be such that each ISO issued hereunder shall constitute and shall be treated as an "incentive stock option" as defined in Section 422(b) of the Code. The terms and conditions of any ISO granted hereunder need not be identical to those of any other ISO granted hereunder.

                  The terms and conditions of each ISO shall include the following:

                  (a) The option price shall be fixed by the Committee but shall in no event be less than 100% (or 110% in the case of an Employee referred to in Section 4.3(b) hereof) of the fair market value of the shares of Common Stock subject to the ISO on the date the ISO is granted. For purposes of the Plan, the fair market value per share of Common Stock as of any day shall mean the average of the closing prices of sales of shares of Common Stock on all national securities exchanges on which the Common Stock may at the time be listed or, if there shall have been no sales on any such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock shall not be so listed, the average of the representative bid and asked prices quoted in the NASDAQ system as of 3:30 p.m., New York time, on such day, or, if on any day the Common Stock shall not be quoted in the NASDAQ system, the average of the high and low bid and asked prices on such day in the over-the-counter market as reported by National Quotation Bureau Incorporated, or any similar successor organization, in each case for the five business days immediately preceding the date of grant. If at any time the Common Stock is not listed on any national securities exchange or quoted in the NASDAQ system or the over-the-counter market, the fair market value of the shares of Common Stock subject to an Option on the date the ISO is granted shall be the fair market value thereof determined in good faith by the Board of Directors.

                  (b) ISOs, by their terms, shall not be transferable otherwise than by will or the laws of descent and distribution, and, during a Participant's lifetime, an ISO shall be exercisable only by the Participant.

                  (c) The Committee shall fix the term of all ISOs granted pursuant to the Plan (including, without limitation, the date on which such ISO shall expire and terminate); PROVIDED, HOWEVER, that such term shall in no event exceed ten years from the date on which such ISO is granted (or, in the case of an ISO granted to an Employee referred to in Section 4.3(b) hereof, such term shall in no event exceed five years from the date on which such ISO is granted). Each ISO shall be exercisable in such amount or amounts, under such conditions and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion; PROVIDED, HOWEVER, that in no event shall any ISO granted to any director or officer of the Company who is subject to Section 16 of the Exchange Act become exercisable, in whole or in part, prior to the date that is six months after the date such ISO is granted to such director or officer.

                  (d) To the extent that the Company or any Subsidiary of the Company is required to withhold any Federal, state or local taxes in respect of any compensation income realized by any Participant as a result of any "disqualifying disposition" of any shares of Common Stock acquired upon exercise of an ISO granted hereunder, the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Board of Directors, in its sole discretion.

                  (e) In the sole discretion of the Committee the terms and conditions of any ISO may include any of the following provisions:

             (1) In the event that (x) the Company or any Subsidiary of the Company terminates a Participant's employment "for cause" or (y) a Participant terminates his employment by such entity for any reason whatsoever other than as a result of his death or "disability" (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any ISO held by such Participant at that time may only be exercised within one month after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised such ISO as of the date on which he ceased to be so employed.

             (2) In the event a Participant shall cease to be employed by the Company or any Subsidiary of the Company on a full-time basis as a result of the termination of such Participant's employment by such entity other than "for cause" or as a result of his death or "disability" (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any ISO held by such Participant at that time may only be exercised within three months after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised such ISO as of the date on which he ceased to be so employed.

             (3) In the event a Participant shall cease to be employed by the Company or any Subsidiary of the Company on a full-time basis by reason of his "disability" (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any ISO held by such Participant at that time may only be exercised within one year after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised such ISO as of the date on which he ceased to be so employed.

             (4) In the event a Participant shall die while in the employ of the Company or a Subsidiary of the Company (or within a period of one month after ceasing to be an Employee for any reason other than his "disability" (within the meaning of Section 22(e)(3) of the Code) or within a period of one year after ceasing to be an Employee by reason of such "disability"), the unexercised portion of any ISO held by such Participant at the time of his death may only be exercised within one year after the date of such Participant's death, and only to the extent that the Participant could have otherwise exercised such ISO at the time of his death. In such event, such ISO may be exercised by the executor or administrator of the Participant's estate or by any person or persons who shall have acquired the ISO directly from the Participant by bequest or inheritance.

                  6.2. NON-QUALIFIED OPTIONS. The terms and conditions of each Non-Qualified Option granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written option agreement between the Company and the Participant in such form as the Committee shall approve. The terms and conditions of each Non-Qualified Option will be such (and each Non-Qualified Option Agreement shall expressly so state) that each Non-Qualified Option issued hereunder shall not constitute nor be treated as an "incentive stock option" as defined in Section 422(b) of the Code, but will be a "non-qualified stock option" for Federal, state and local income tax purposes. The terms and conditions of any Non-Qualified Option granted hereunder need not be identical to those of any other Non-Qualified Option granted hereunder.

                  The terms and conditions of each Non-Qualified Option Agreement shall include the following:

                  (a) The option (exercise) price shall be fixed by the Committee and may be equal to, more than or less than 100% of the fair market value of the shares of Common Stock subject to the Non-Qualified Option on the date such Non-Qualified Option is granted.

                  (b) The Committee shall fix the term of all Non-Qualified Options granted pursuant to the Plan (including, without limitation, the date on which such Non-Qualified Option shall expire and terminate). Such term may be more than ten years from the date on which such Non-Qualified Option is granted. Each Non-Qualified Option shall be exercisable in such amount or amounts, under such conditions (including, without limitation, provisions governing the rights to exercise such Non-Qualified Option), and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion; PROVIDED, HOWEVER, that in no event shall any Non-Qualified Option granted to any director or officer of the Company who is subject to Section 16 of the Exchange Act become exercisable, in whole or in part, prior to the date that is six months after the date such Non-Qualified Option is granted to such director or officer.

                  (c) Non-Qualified Options shall not be transferable otherwise than by will or the laws of descent and distribution, and during a Participant's lifetime a Non-Qualified Option shall be exercisable only by the Participant.

                  (d) To the extent that the Company is required to withhold any Federal, state or local taxes in respect of any compensation income realized by any Participant in respect of a Non-Qualified Option granted hereunder or in respect of any shares of Common Stock acquired upon exercise of a Non-Qualified Option, the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, or if no such payments are due or to become due to such Participant, then, such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Board of Directors, in its sole discretion.

                  (e) In the sole discretion of the Committee the terms and conditions of any Non-Qualified Option may include any of the following provisions:

             (1) In the event that (x) the Company or any Subsidiary of the Company terminates a Participant's employment "for cause" or (y) a Participant terminates his employment by such entity for any reason whatsoever other than as a result of his death or "disability" (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any Non-Qualified Option held by such Participant at that time may only be exercised within one month after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised such Non-Qualified Option as of the date on which he ceased to be so employed.

             (2) In the event a Participant shall cease to be employed by the Company or any Subsidiary of the Company on a full-time basis as a result of the termination of such Participant's employment by such entity other than "for cause" or as a result of his death or "disability" (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any Non-Qualified Option held by such Participant at that time may only be exercised within three months after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised such Non-Qualified Option as of the date on which he ceased to be so employed.

             (3) In the event a Participant shall cease to be employed by the Company or any Subsidiary of the Company on a full-time basis by reason of his "disability" (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any Non-Qualified Option held by such Participant at that time may only be exercised within one year after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised such Non-Qualified Option as of the date on which he ceased to be so employed.

             (4) In the event a Participant shall die while in the employ of the Company or a Subsidiary of the Company (or within a period of one month after ceasing to be an Employee for any reason other than his "disability" (within the meaning of Section 22(e)(3) of the Code) or within a period of one year after ceasing to be an Employee by reason of such "disability"), the unexercised portion of any Non-Qualified Option held by such Participant at the time of his death may only be exercised within one year after the date of such Participant's death, and only to the extent that the Participant could have otherwise exercised such Non-Qualified Option at the time of his death. In such event, such Non-Qualified Option may be exercised by the executor or administrator of the Participant's estate or by any person or persons who shall have acquired the Non Qualified Option directly from the Participant by bequest or inheritance.

                  7. TERMS AND CONDITIONS OF AWARDS. The terms and conditions of each Award granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written agreement between the Participant and the Company, in such form as the Committee shall approve. The terms and provisions of any Award granted hereunder need not be identical to those of any other Award granted hereunder.

                  The terms and conditions of each Award shall include the following:

                  (a) The amount to be paid by a Participant to acquire the shares of Common Stock pursuant to an Award shall be fixed by the Committee and may be equal to, more than or less than 100% of the fair market value of the shares of Common Stock subject to the Award on the date the Award is granted (but in no event less than the par value of such shares).

                  (b) Each Award shall contain such vesting provisions, such transfer restrictions and such other restrictions and conditions as the Committee, in its sole discretion, may determine, including, without limitation, the circumstances under which the Company shall have the right and option to repurchase shares of Common Stock acquired pursuant to an Award.

                  (c) Stock certificates representing Common Stock acquired pursuant to an Award shall bear a legend referring to any restrictions imposed on such Stock and such other matters as the Committee may determine.

                  (d) To the extent that the Company is required to withhold any Federal, state or local taxes in respect of any compensation income realized by the Participant in respect of an Award granted hereunder, in respect of any shares acquired pursuant to an Award, or in respect of the vesting of any such shares of Common Stock, then the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld, or if such payments are insufficient to satisfy such Federal, state or local taxes, or if no such payments are due or to become due to such Participant, then such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee, in its sole discretion.

                  Section 8. ADJUSTMENTS. (a) In the event that, after the adoption of the Plan by the Board of Directors, the outstanding shares of the Company's Common Stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another entity through reorganization, merger or consolidation, recapitalization, reclassification, stock split, split-up, combination or exchange of shares or declaration of any dividends payable in Common Stock, the Board of Directors shall appropriately adjust (i) the number of shares of Common Stock (and the option price per share) subject to the unexercised portion of any outstanding Option (to the nearest possible full share); PROVIDED, HOWEVER, that the limitations of Section 424 of the Code shall apply with respect to adjustments made to ISOs, (ii) the number of shares of Common Stock to be acquired pursuant to an Award which have not become vested, and (iii) the number of shares of Common Stock for which Options and/or Awards may be granted under the Plan, as set forth in Section 4.1 hereof, and such adjustments shall be effective and binding for all purposes of the Plan.

                  (b) If any capital reorganization or reclassification of the capital stock of the Company or any consolidation or merger of the Company with another entity, or the sale of all or substantially all its assets to another entity, shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, subject to Section 8(c) below, each holder of an Option shall thereafter have the right to purchase, upon the exercise of the Option in accordance with the terms and conditions specified in the option agreement governing such Option and in lieu of the shares of Common Stock immediately theretofore receivable upon the exercise of such Option, such shares of stock, securities or assets (including, without limitation, cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger or sale not taken place.

                  (c) Notwithstanding Section 8(b) hereof (but only if expressly provided in any option agreement), in the event of (i) any offer to holders of the Company's Common Stock generally relating to the acquisition of all or substantially all of their shares, including, without limitation, through purchase, merger or otherwise, or (ii) any proposed transaction generally relating to the acquisition of substantially all of the assets or business of the Company (herein sometimes referred to as an "Acquisition"), the Board of Directors may, in its sole discretion, cancel any outstanding Options (PROVIDED, HOWEVER, that the limitations of Section 424 of the Code shall apply with respect to adjustments made to ISO's) and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board of Directors acting in good faith) equal to the product of (A) the number of shares of Common Stock (the "Option Shares") that, as of the date of the consummation of such Acquisition, the holder of such Option had become entitled to purchase (and had not purchased) multiplied by (B) the amount, if any, by which (1) the formula or fixed price per share paid to holders of shares of Common Stock pursuant to such Acquisition exceeds (2) the option price applicable to such Option Shares.

                  Section 9. EFFECT OF THE PLAN ON EMPLOYMENT RELATIONSHIP. Neither the Plan nor any Option and/or Award granted hereunder to a Participant shall be construed as conferring upon such Participant any right to continue in the employ of (or otherwise provide services to) the Company or any Subsidiary or Parent thereof, or limit in any respect the right of the Company or any Subsidiary or Parent thereof to terminate such Participant's employment or other relationship with the Company or any Subsidiary or Parent, as the case may be, at any time.

                  Section 10. AMENDMENT OF THE PLAN. The Board of Directors may amend the Plan from time to time as it deems desirable; PROVIDED, HOWEVER, that, without the approval of the holders of a majority of the outstanding capital stock of the Company entitled to vote thereon or consent thereto, the

Board of Directors may not amend the Plan (i) to increase (except for increases due to adjustments in accordance with Section 8 hereof) the aggregate number of shares of Common Stock for which Options and/or Awards may be granted hereunder,
(ii) to decrease the minimum exercise price specified by the Plan in respect of ISOs or (iii) to change the class of Employees eligible to receive ISOs under the Plan.

                  Section 11. TERMINATION OF THE PLAN. The Board of Directors may terminate the Plan at any time. Unless the Plan shall theretofore have been terminated by the Board of Directors, the Plan shall terminate ten years after the date of its initial adoption by the Board of Directors. No Option and/or Award may be granted hereunder after termination of the Plan. The termination or amendment of the Plan shall not alter or impair any rights or obligations under any Option and/or Award theretofore granted under the Plan.

                  Section 12. EFFECTIVE DATE OF THE PLAN. The Plan shall be effective as of October 6, 1999, the date on which the Plan was adopted by the Board of Directors and approved by the stockholders of the Company.

                                    * * * * *

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF BOARD OF DIRECTORS OF

                              FIRSTCOM CORPORATION.

         The undersigned hereby appoints Patricio E. Northland and Douglas G. Geib II and, each of them, as proxies each with full power of substitution to vote, as directed below, all shares of Common Stock, par value $.001 per share, and Series A Convertible Preferred Stock, par value $.001 per share, of the Company held or owned by the undersigned at the Annual Meeting of Stockholders (the "Annual Meeting") of FirstCom Corporation (the "Company") to be held at The Biltmore Hotel, 1200 Anastasia Avenue, Coral Gables, Florida 33134, on Wednesday, October 6, 1999 at 12:00 p.m., local time, and at any adjournments thereof, hereby revoking any proxies heretofore given.

1.       ELECTION OF DIRECTORS:  FOR all nominees listed below
                  (except as set forth to the contrary below)                [ ]

         WITHHOLD AUTHORITY to vote for all nominees listed below            [ ]

         Patricio E. Northland, Douglas G. Geib, II, David Kleinman, George Cargill and Andrew Hulsh

         (INSTRUCTION: To withhold authority to vote for an individual nominee, write that nominee's name on the space provided below.)

         ________________________________________________________

2.       APPROVE THE COMPANY'S 1999 STOCK OPTION AND RESTRICTED STOCK PURCHASE
         PLAN.

                                    FOR               [ ]

                                    AGAINST           [ ]

                                    ABSTAIN           [ ]

3. RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP as independent accountants of the Company for the fiscal year ending December 31,1999.

                                    FOR               [ ]

                                    AGAINST           [ ]

                                    ABSTAIN           [ ]

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER BUSINESS WHICH PROPERLY COMES BEFORE THE ANNUAL MEETING OF SHAREHOLDERS AND AT ANY ADJOURNMENTS THEREOF.

                                    FOR               [ ]

                                    AGAINST           [ ]

                                    ABSTAIN           [ ]

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED STOCKHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF ALL DIRECTOR NOMINEES AND FOR PROPOSALS NO. 2 and 3.

         Please sign exactly as your name appears on your proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

DATED: _________________, 1999

______________________________________________
Signature

______________________________________________
Print Name:

         If a partnership or corporation:

______________________________________________
Print Name of partnership or corporation:

______________________________________________
Print Name and capacity of autorized signatory:

______________________________________________
Signature